UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 6, 2010

LANTRONIX, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	1-16027	33-0362767
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

167 Technology Drive
Irvine, California 92618
(Address of principal executive offices, including zip code)

(949) 453-3990
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)

On May 6, 2010, the Board of Directors (the “Board”) of Lantronix, Inc. (the “Company”) appointed Marcelo G. Lima and John Rehfeld as members to the Board, effective May 6, 2010.  The Board has determined that Mr. Lima and Mr. Rehfeld are independent of the Company and its management under the corporate governance standards of the Nasdaq Stock Market LLC.  Pursuant to the Company’s 2000 Stock Plan, Mr. Rehfeld was granted 12,500 restricted shares of the Company’s common stock on May 6, 2010.  Pursuant to the Company’s 2000 Stock Plan, Mr. Lima was granted a non-statutory stock option to purchase 18,466 shares of the Company’s common stock on May 6, 2010 at an exercise price of $4.00, which was the fair market value of the Company’s common stock as reported on the Nasdaq Stock Market on the date of grant.  A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K.

Mr. Lima is currently the president and chief executive officer of ImThera Medical, Inc. a privately funded, early-stage medical device company. Mr. Lima has more than 25 years of experience in the medical industry, holding positions in engineering, marketing, business development, and general executive management. Previously, he was president of Visage Imaging, a subsidiary of Mercury Computer Systems. He was chief executive officer of Opsion Medical, and, prior to that, vice president and general manager for Kodak's Health Imaging unit in charge of the worldwide laser business. Mr. Lima has also held management positions at Hewlett Packard Medical Products Group and Siemens Medical. He started his career at Johnson & Johnson as a medical device software engineer.

Mr. Rehfeld is currently on the board of directors of ADC (NASDAQ: ADCT), a provider of network infrastructure solutions, Local.com Corporation (NASDAQ: LOCM), a local search engine provider, Overtone, a privately held company that monitors company-hosted online forums and feedback platforms, and Enkeboll Design, a privately held company. Mr. Rehfeld has served as an adjunct professor for the Executive MBA program at Pepperdine University in California since 1998. Mr. Rehfeld most recently served as chief executive officer of Spruce Technologies, Inc., a DVD authoring software company, during 2001. From 1997 to 2001, Mr. Rehfeld served as chairman and chief executive officer of ProShot Golf, Inc. He also served as president and chief executive officer of Proxima Corporation from 1995 to 1997 and as president and chief executive officer of ETAK, Inc. from 1993 to 1995. Mr. Rehfeld is also the chairman emeritus of the Forum of Corporate Directors in Orange County, California

Item 9.01  Financial Statements and Exhibits.

(d)

99.1	Press Release dated May 12, 2010.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 12, 2010	LANTRONIX, INC., a Delaware corporation

By:	/s/ Jerry D. Chase
Jerry D. Chase President and Chief Executive Officer

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